Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 300                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net


       GLOBAL ENTERTAINMENT CORPORATION ANNOUNCES FISCAL YEAR 2008 RESULTS

TEMPE, ARIZONA, AUGUST 29, 2008 -- GLOBAL ENTERTAINMENT  CORPORATION (AMEX: GEE)
- a company engaged in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, and venue ticketing, today reported a loss of $4.03 million for the fiscal year ended May 31, 2008 comprised of: 1) a loss from continuing operations of $2.82 million primarily attributable to legal fees and settlements costs associated with several litigation issues, and 2) a $1.21 million loss from discontinued operations related to the company's divestiture of its Cragar subsidiary. Revenue of $12.44 million was 51.8% lower than the $25.81 million of revenues realized for the fiscal year ended May 31, 2007. This reduction was primarily related to the timing of project management fees realized from major projects that occurred in fiscal 2007. The project management fees in fiscal 2007 of $13.87 million included substantial revenue from the company's purchase and subsequent resale of furniture, fixtures and equipment (FFE) for the arenas then under construction. Only minimal FFE revenue was realized in fiscal 2008 as project management fees were only $0.91 million. Also contributing to the decrease in revenue was a reduction of $0.3 million due to the cancellation of facility contracts in Ohio.

Richard Kozuback, president and chief executive officer stated, "Our loss from continuing operations was impacted by the settlement of several litigation issues and the decrease in facility service fees from the cancellation of facility contracts in Ohio. Our ticketing operations were also affected by the contract cancellation however service fees were relatively unchanged as a result of GetTix's well diversified revenue stream."

Continuing, Mr. Kozuback pointed out that, "Because the timing of the long-term development projects we work on have substantial variation, any delays in initiating or completing the projects reverberate company-wide and affect the revenue streams received by all our subsidiary companies. This was evident in fiscal 2008 and will hopefully go in the other direction for fiscal 2009. For example, in fiscal year 2009 we have the opening of the Town Toyota Center in Wenatchee, Washington planned for October 2008 for which Global subsidiary companies will supply exclusive services for up to 15 years.

     *    Encore   Facility   Management   (Encore)  will  manage  the  building
          operations.
     * Global Entertainment Marketing Systems (GEMS) will be the licensing and advertising arm handling all sales and marketing services.
     * Global Entertainment Ticketing (GetTix.Net) will provide exclusive ticketing services for all events.

For fiscal 2009, we also have underway the previously announced development projects with the Cities of Allen, Texas (a $50 million multi-purpose events more...

Global Entertainment Corporation Announces Fiscal Year 2008 Results August 29, 2008
Page 2


center), and Independence, Missouri (a $52 million multi-purpose events center). We anticipate that both facilities will have CHL teams and utilize our full array of services provided by our multiple subsidiary companies."

Finally, Mr. Kozuback concluded, "After examining our core strengths in addition to observing the weakening of the automobile industry and the slowing demand in the automotive aftermarket business, we decided to sell the assets of Cragar Industries and take a charge in the fourth fiscal quarter of approximately $1.0 million, which is included in our loss from discontinued operations. This divestiture allows us to fully focus on our primary business of developing first-class multi-purpose events centers that offer mid-sized communities the opportunity to enjoy a wide array of sports and entertainment options."

Visit our web sites:

     www.globalentertainment2000.com          www.centralhockeyleague.com
            www.coliseums.com                        www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates operations for all arena facility scheduling. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.

                            FINANCIAL TABLES FOLLOWS:

Global Entertainment Corporation Announces Fiscal Year 2008 Results August 29, 2008
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      May 31,           May 31,
                                                       2008              2007
                                                     --------          --------
ASSETS

Current Assets:
  Cash and cash equivalents                          $    443          $  4,252
  Accounts receivable, net                              1,111             3,420
  Investment in Wenatchee project                      34,473                --
  Other current assets                                  2,406             1,085
                                                     --------          --------

      Total Current Assets                             38,433             8,757

Other Assets                                              931             3,549
                                                     --------          --------

      Total Assets                                   $ 39,364          $ 12,306
                                                     ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities           $  8,468          $  4,728
  Deferred revenues                                        24               240
  Notes payable - current portion                      27,220                --
  Liabilities related to assets to be disposed            233               318
                                                     --------          --------

      Total Current Liabilities                        35,945             5,286
                                                     --------          --------

Other Liabilities                                         297                66
                                                     --------          --------

      Total Liabilities                                36,242             5,352
                                                     --------          --------
Stockholders' Equity:
  Common stock                                              7                 7
  Paid-in capital                                      10,930            10,731
  Retained deficit                                     (7,815)           (3,784)
                                                     --------          --------

      Total Stockholders' Equity                        3,122             6,954
                                                     --------          --------

      Total Liabilities and Stockholders' Equity     $ 39,364          $ 12,306
                                                     ========          ========

                                                                         more...

Global Entertainment Corporation Announces Fiscal Year 2008 Results August 29, 2008
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                              For the Years Ended
                                                                       ----------------------------------
                                                                       May 31, 2008          May 31, 2007
                                                                       ------------          ------------
Revenue                                                                $    12,437           $    25,812
Expenses                                                                    15,202                28,874
                                                                       -----------           -----------
Loss from operations
                                                                            (2,765)               (3,062)

Other income (expense)                                                        (159)                  461
                                                                       -----------           -----------


Loss from continuing operations before income taxes                         (2,924)               (2,601)
Income tax benefit                                                             105                    --
                                                                       -----------           -----------
Loss from continuing operations                                             (2,819)               (2,601)

Loss from discontinued operations, net of income taxes                      (1,212)               (1,524)
                                                                       -----------           -----------
Net loss                                                               $    (4,031)          $    (4,125)
                                                                       ===========           ===========

Loss per common share:
  Diluted
    Loss from continuing operations                                    $     (0.43)          $     (0.40)
    Loss from discontinued operations                                        (0.19)                (0.23)
                                                                       -----------           -----------
    Net loss                                                           $     (0.62)          $     (0.63)
                                                                       ===========           ===========

Weighted average number of common shares outstanding: Diluted            6,545,292             6,502,736


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